UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 5, 2023
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Commission file number: 1-1169

Ohio		34-0577130
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW
North Canton	Ohio	44720-5450
(Address of principal executive offices)		(Zip Code)

234.262.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current report on Form 8-K/A (the “Amendment”) updates Item 5.07 of the Current Report on Form 8-K filed by The Timken Company (the “Company”) with the U.S. Securities and Exchange Commission on May 8, 2023 (the “Original Filing”). The Original Filing reported the final voting results from the Company’s 2023 annual meeting of shareholders that was held on May 5, 2023 (“2023 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on named executive officer compensation. Except for the foregoing purpose, this Amendment does not modify or update any other disclosure in the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

     In the Original Filing, the Company reported that a significant majority of the votes cast by shareholders at the 2023 Annual Meeting recommended that the advisory vote on named executive compensation occur every year. On August 2, 2023, after taking into consideration the shareholder recommendation, the Board of Directors of the Company determined that the Company will conduct the shareholder advisory vote on named executive officer compensation on an annual basis at least until the next shareholder vote on the frequency of such votes is held, which is expected to be no later than the Company’s annual meeting of shareholders in 2029.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ Hansal N. Patel
Hansal N. Patel
Vice President, General Counsel & Secretary
Date: August 4, 2023